Exhibit 99.1

Tyme Technologies Provides Clinical and Corporate Update for Fiscal 1Q 2019

July 30, 2018 at 7:30 AM EDT

NEW YORK, July 30, 2018 (GLOBE NEWSWIRE) — Tyme Technologies, Inc. (NASDAQ:TYME), a clinical-stage oncology company developing metabolically-based cancer therapeutics, today announced a clinical and corporate update for the fiscal quarter ended June 30, 2018. The Company’s lead clinical program, SM-88, is a novel combination therapy designed to use cellular metabolism and oxidative stress to drive cancer cell death. SM-88 is currently being evaluated in two ongoing Phase II clinical trials for metastatic pancreatic cancer and prostate cancer.

“During the first quarter of our fiscal 2019, we have focused on advancing our key clinical programs, most importantly our Phase II pancreatic cancer trial.” said Steve Hoffman, Tyme’s Co-Founder and Chief Executive Officer. “We are excited that this trial has built up momentum so quickly and we remain on track to provide interim data on the first 36 patients in January 2019. We remain focused on executing on all the fronts to reach the important milestones anticipated over the next six to twelve months.”

Key Pipeline Program Updates

During the quarter completed June 30, 2018 and through July, we continued the following notable activities:

Pancreatic Cancer Phase II Program:

•	The Phase II trial’s first clinical site opened on March 27th and the trial has since expanded to seventeen sites open for patient enrollment today. Eight of these sites have opened in the last 45 days.

○	Key centers recently opening include: Virginia Mason Medical Center, City of Hope, Washington University, Highlands Oncology Group, multiple US Oncology Network sites and the Sarcoma Oncology Research Center

○	Ten additional clinical trial sites are currently scheduled to open during August 2018.

•	Ten patients have been randomized for treatment in the trial, five of whom were randomized during July.

•	Fourteen additional patients have consented to participate in the trial and are being screened for admission. The average time from consent to randomization to date in the trial has been approximately two weeks.

•	The Company continues to expect Stage 1, the dose ranging phase, to complete enrollment by the end of calendar year 2018 with 36 patients. The Company plans to share interim data from Stage 1 during a relevant medical meeting in January 2019.

Prostate Cancer Phase II Trial:

•	During the past fiscal quarter, the Company opened an additional site for our Phase II study for prostate cancer and enrolled six additional patients (for total of 20)

•	There were no additional radiographic progressions since the Company’s presentation at the American Society of Clinical Oncology Genitourinary Cancer Symposium in February 2018.

•	The Company is considering an extension of the trial to monitor longer-term safety and efficacy, as a majority of the patients who have completed the six-month trial term have requested waivers to continue treatment.

•	The Company will provide further updates on potential modifications to the trial design if and when those details become available. Our target to provide updated data from this trial remains in the first quarter of calendar year 2019.

Sarcoma Partnership with Joseph Ahmed Foundation:

Tyme continues to make progress in the planning of a trial in sarcoma with its partnership with the Joseph Ahmed Foundation and anticipates providing an update in the second half of calendar year 2018.

Additional Operational Updates:

During the quarter, Tyme expanded its corporate governance functions, including:

•	Adding Don DeGolyer as an independent member of the Board of Directors and the board’s Audit Committee, and

•	Hiring a Corporate Controller, Barbara Galaini, with over 20 years of relevant experience.

Fiscal 1Q 2019 Financial Results (unaudited):

As of June 30, 2018, the Company had approximately $22.4 million in cash and cash equivalents. Tyme’s cash burn rate for the first quarter of fiscal 2019 was $6.5 million.

The burn rate for the quarter was higher than prior quarters primarily due to higher clinical expenses, prepaid rent, and FY 2018 performance bonuses paid during the quarter. The Company continues to expect a cash burn rate of approximately $5 million per quarter over the remainder of FY 2019. The Company will report financial results for the quarter ended June 30, 2018 in the Company’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (“SEC”). In the meantime, please refer to Tyme’s recent SEC filings at ir.tymeinc.com.

About Tyme

Tyme Technologies, Inc., is a clinical-stage biotechnology company developing cancer therapeutics that are intended to be broadly effective across tumor types and have low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, the Company’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to compromise its defenses, leading to cell death through oxidative stress and exposure to the body’s natural immune system.

For more information, visit www.tymeinc.com.

Forward-Looking Statements/Disclosure Notice

In addition to historical information, this press release contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding our drug candidates (including SM-88), their clinical potential and non-toxic safety profiles, our drug development plans and strategies, ongoing and planned clinical trials, preliminary data results and the therapeutic design and mechanisms of our drug candidates; and readers can identify forward-looking statements by sentences or passages involving the use of terms such “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” or “anticipates,” and similar words (including their use in the negative) or by discussions of future matters such as the development and potential commercialization of our lead drug candidate and of other of new products, expected releases of interim or final data from our clinical trials, possible collaborations, the timing, scope and objectives of our planned clinical trials, cash usage forecasts and other statements that are not historical. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of Tyme’s control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, that the information is of a preliminary nature and may be subject to change; uncertainties inherent in research and development, including the ability to achieve clinical study start and completion dates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final Phase II data may differ from prior study data or preliminary Phase II data; final results of additional clinical trials that may be different from the preliminary data analysis and may not support further clinical development; that past reported data are not necessarily predictive of future patient or clinical data outcomes; whether and when any applications or other submissions for SM-88 may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88; competitive developments; and the factors described in the section captioned “Risk Factors” of Tyme’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on June 13, 2018, as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission (available at www.sec.gov). The data analyses discussed above are not necessarily predictive of future patient or clinical data outcomes.

The information contained in this press release is as of release date and Tyme assumes no obligation to update forward-looking statements contained in this release as a result of future events or developments.

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